XO GROUP INC. STOCK OPTION AGREEMENT

WHEREAS, the Board of Directors of XO Group Inc., a Delaware corporation, has adopted the XO Group Inc. 2017 Stock Incentive Plan (as amended from time to time) for the purpose of providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

WHEREAS, the Plan provides for a Stock Option program pursuant to which eligible persons may be issued options to purchase shares of the Corporation’s Common Stock.

WHEREAS, the Corporation wishes to issue an option to the Participant under the Stock Option program pursuant to, and subject to the terms, conditions and restrictions contained in, the accompanying Grant Notice, this Agreement and the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.Definitions. Unless otherwise indicated herein, each capitalized term contained in this Agreement but not defined herein shall have the meaning ascribed to it in the accompanying Grant Notice, or if not defined therein, in the Plan.

2.Grant of Option. The Corporation hereby grants to Participant, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The option shares shall be purchasable from time to time during the option term specified in Paragraph 3 at the Exercise Price.

3.Option Term. This option shall have a term measured from the Grant Date as specified in the Grant Notice (not to exceed ten (10) years) and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 6 or 7.

4.Limited Transferability. This option shall be neither transferable nor assignable by Participant other than by will or by the laws of descent and distribution following Participant’s death and may be exercised, during Participant’s lifetime, only by Participant. However, unless this option is designated an Incentive Stock Option in the Grant Notice, then this option may be assigned in whole or in part during Participant’s lifetime either as (i) a gift to one or more family members of Participant’s immediate family, to a trust in which Participant and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Participant and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

5.Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments of vested Option Shares shall accumulate, and the option shall remain exercisable for the accumulated installments of vested Option Shares until the Expiration Date or earlier termination of the option term under Paragraph 6 or 7.

6.Cessation of Service. The option term specified in Paragraph 3 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(i)    Should Participant cease to remain in service for any reason (other than death or permanent disability) while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the three (3)- month period measured from the date of such cessation of service or (B) the Expiration Date.

(ii)    Should Participant die while this option is outstanding, then Participant’s beneficiary shall have the right to exercise this option until the earlier of
(A) the expiration of the twelve (12)-month period measured from the date of Participant’s death or (B) the Expiration Date.

(iii)    Should Participant cease service by reason of permanent disability while this option is outstanding, then this option shall remain exercisable until the earlier of (A) the expiration of the twelve (12)-month period measured from the date of such cessation of service or (B) the Expiration Date.

(iv)    During the applicable post-service exercise period, this option may not be exercised in the aggregate for more than the number of vested Option Shares (pursuant to Paragraph 5) for which the option is exercisable on the date of Participant’s cessation of service. Upon the expiration of the applicable post-service exercise period, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Participant’s cessation of service for any reason, terminate and cease to be outstanding to the extent this option is not otherwise at that time exercisable for vested Option Shares.

7.Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to
(i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.	Manner of Exercising Option.

(a)In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Participant (or any other person or persons exercising the option) must take the following actions:

(i)    Deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised pursuant to Section 5(e) of the Plan.

(ii)    Pay the aggregate Exercise Price for the purchased Option Shares pursuant to Section 5(f) of the Plan.

(iii)    Furnish to the Corporation appropriate documentation that the person exercising the option (if other than Participant) has the right to exercise this option.

(iv)    Make appropriate arrangements with the Corporation for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

(b)As soon as practicable following the exercise of this option pursuant to the requirements of this Paragraph, the Corporation shall deliver the shares of Common Stock subject to the exercise of the option.

(c)In no event may this option be exercised for any fractional shares.

10.Additional Terms Applicable to an Incentive Stock Option. If this option is designated an Incentive Stock Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(i)    This option shall cease to qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Participant ceases to be an employee for any reason other than death or permanent disability, or (B) more than twelve (12) months after the date Participant ceases to be an employee by reason of permanent disability.

(ii)    No installment under this option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Stock Options granted to Participant prior to the Grant Date (whether under the Plan or any other option plan of the Corporation) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Nonstatutory Stock Option.

(iii)    Should Participant hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such options are granted.

11.Compliance with Laws and Regulations.

(a)The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

12.Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

13.Not an Employment Agreement. Neither the execution of this Agreement nor the grant of the Option or the issuance of any Option Shares hereunder shall confer upon the Participant any right to continue in service, nor do any of these events constitute an agreement by the Corporation to employ or to continue to employ the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which the Option or any Option Shares issued hereby are outstanding.

14.No Impairment of Rights. This grant of Option pursuant to this Agreement shall not affect in any way the right or power of the Board or stockholders of the Corporation to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Corporation, any merger or consolidation of the Corporation or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Corporation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

15.Successors and Assigns. Except to the extent otherwise provided in Paragraph 4, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Corporation may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or any affiliate to which the Participant provides service to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement other than in compliance with the terms hereof.

16.Waiver. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced. The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

17.Governing Law. This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

18.Headings and Counterparts. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof. The Grant Notice may be executed in one or more counterparts, or in electronic form, all of which taken together and including this Agreement, shall constitute one contract.

19.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Corporation and the Participant with respect to the subject matter hereof.